UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2017

MATCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37636 (Commission File Number)	26-4278917 (IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400
Dallas, TX 75231
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 6, 2017, the Board of Directors (the “Board”) of Match Group, Inc. (the “Company”) increased the size of the Board to twelve members and elected Amanda W. Ginsberg, the Company’s Chief Executive Officer, as a member of the Board to fill the vacancy created by such increase. Ms. Ginsberg will not receive any compensation for her service as a member of the Board.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 6, 2017, the Company amended and restated its By-laws to provide for a non-executive Chairman of the Board, make related changes to the duties and authority of the Chairman of the Board and Chief Executive Officer, and allow any two authorized officers of the Company to sign stock certificates. The full text of the By-laws, as amended and restated, appearing in Exhibit 3.1 hereto, is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated By-laws of Match Group, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Jared F. Sine
Jared F. Sine
General Counsel & Secretary

Date: December 7, 2017

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Amended and Restated By-laws of Match Group, Inc.